EXHIBIT 32.2

Certification of Chief Financial Officer Pursuant to
18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, John Edmunds, the chief financial officer and chief accounting officer of Inphi Corporation (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge:

1.

The Company's Quarterly Report on Form 10-Q for the three months ended June 30, 2019 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 5, 2019

/s/ John Edmunds
John Edmunds Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer)